UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

MUSCLEPHARM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street, Building A
Denver, Colorado 80239
(Address of principal executive offices)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 8, 2011, MusclePharm Corporation, a Nevada corporation (the “Company”), executed an amendment (the “Amendment”) to a stock purchase agreement (the “Original Agreement”), dated July 7, 2011, by and between the Company and Carriage Group, LLC, a limited liability company organized and existing under the laws of the State of Utah (“Carriage”).  Pursuant to the Original Agreement, the Company issued 20,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to Carriage in exchange for an aggregate purchase price of $500,000.00, or $0.025 per share.  The executed Amendment changes the purchase price of $0.025 to $0.0125, resulting in an additional issuance to Carriage of 20,000,000 shares of Common Stock, for an aggregate issuance of 40,000,000 shares of Common Stock.

The above descriptions of the Amendment and the Original Agreement do not purport to be complete and are qualified in their entity by reference to such documents, which the Company has filed as exhibits to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, pursuant to the terms of the Amendment, the Company issued an additional 20,000,000 shares of Common Stock to Carriage.  The Common Stock issued in connection with the Amendment were issued pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Stock Purchase Agreement, dated July 7, 2011, by and between MusclePharm Corporation and Carriage Group, LLC (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 19, 2011)

10.2	Amendment No. 1 to Stock Purchase Agreement, dated December 8, 2011, by and between MusclePharm Corporation and Carriage Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: December 9, 2011	By:	/s/ Brad J. Pyatt
Name: Brad J. Pyatt
Title: Chief Executive Officer